Exhibit 4.1
FLOATING RATE NOTES DUE 2029
MERCK & CO., INC.
Officers’ Certificate
Pursuant to the unanimous written consent and resolutions (collectively, the “Resolutions”) of the Board of Directors of Merck & Co., Inc. (the “Company”) (i) duly adopted and dated March 14, 2024 and (ii) adopted at a meeting duly called and held on November 18, 2025 (at which meeting a quorum was present and acting throughout), which authorized the Company to issue and sell its debt securities and empowered an Authorized Officer (as defined in the Resolutions) to approve the form and terms of such debt securities, Melissa Leonard, Senior Vice President and Treasurer, and Kelly E.W. Grez, Corporate Secretary, each hereby approves and establishes under the Indenture, dated as of January 6, 2010 (the “Indenture”), between the Company and U.S. Bank Trust National Association, as Trustee (the “Trustee”), a series of debt securities the terms of which are as follows:
1.The title of the debt securities of such series shall be the Floating Rate Notes due 2029 (the “2029 Floating Rate Notes”).
2.The aggregate principal amount of the 2029 Floating Rate Notes which may be authenticated and delivered under the Indenture is initially limited to $500,000,000, except for 2029 Floating Rate Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other 2029 Floating Rate Notes of the series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any 2029 Floating Rate Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture.
3.The Company shall have the right from time to time, without the consent of the Holders of the 2029 Floating Rate Notes, to create and issue additional notes with the same terms and conditions as the 2029 Floating Rate Notes except for the issue date, issue price and the first payment of interest thereon (“Additional Notes”), provided that if the Additional Notes are not fungible with the previously outstanding 2029 Floating Rate Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP. Additional Notes will be consolidated with and will form a single series with the previously outstanding 2029 Floating

Rate Notes. Any election by the Company to so increase such aggregate principal amount shall be evidenced by a certificate of an Authorized Officer or Authorized Officers. No Additional Notes may be issued if an Event of Default has occurred or is continuing with respect to the 2029 Floating Rate Notes.
4.The 2029 Floating Rate Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
5.The proceeds to the Company (after deducting the underwriting discounts and commissions but before deducting certain expenses payable by the Company in connection with the issuance of the 2029 Floating Rate Notes) shall be 99.750% of the aggregate principal amount of the 2029 Floating Rate Notes.
6.The maturity date on which the principal of each of the 2029 Floating Rate Notes is payable shall be March 15, 2029.
7.The 2029 Floating Rate Notes shall bear interest at a floating rate, reset quarterly on each Floating Rate Interest Payment Date (as defined below), equal to Compounded SOFR (as defined below), plus 0.570%. In no event will the interest on the 2029 Floating Rate Notes be less than zero. Interest on the 2029 Floating Rate Notes will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning March 15, 2026, and at maturity (each a “Floating Rate Interest Payment Date”). An interest period means the period from and including a Floating Rate Interest Payment Date (or, in the case of the initial interest period, from and including December 4, 2025) to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that the final interest period for the 2029 Floating Rate Notes will be the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity date of the 2029 Floating Rate Notes to, but excluding, the maturity date. The initial interest period is December 4, 2025 through March 15, 2026. The interest rate for the initial interest period will be Compounded SOFR determined on March 12, 2026 plus 0.570%. Thereafter, the interest rate for any interest period will be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day (as defined below) preceding such Floating Rate Interest Payment Date (the “Interest Determination Date”), plus a margin of 0.570%.
8.All payments of interest on the 2029 Floating Rate Notes due on any Floating Rate Interest Payment Date will be made to the persons in whose names the 2029 Floating Rate Notes are registered at the close of business on the 15th calendar day immediately preceding the Floating Rate Interest Payment Date (whether or not a business day). However, interest that the Company pays on the maturity date will be payable to the person to whom the principal will be payable.

Interest on the 2029 Floating Rate Notes will be calculated on the basis of a 360-day year and the actual number of days in the Observation Period (as defined below).
9.Interest on the 2029 Floating Rate Notes will accrue from and including the most recent Floating Rate Interest Payment Date or, if there has not yet been a Floating Rate Interest Payment Date, from the settlement date of the 2029 Floating Rate Notes. If a Floating Rate Interest Payment Date, other than the maturity date, falls on a day that is not a business day, the interest payment will be postponed to the next day that is a business day, except that if that business day is in the next succeeding calendar month, the Floating Rate Interest Payment Date will be the immediately preceding business day. If the maturity date of the 2029 Floating Rate Notes falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the maturity date.
10.U.S. Bank Trust National Association, or its successor appointed by the Company, will act as calculation agent. The Company may change the calculation agent with respect to the 2029 Floating Rate Notes at any time without notice to the Holders of the 2029 Floating Rate Notes. The interest rate and amount of interest to be paid on the 2029 Floating Rate Notes for each interest period will be determined by the calculation agent. All determinations made by the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holders of the 2029 Floating Rate Notes.
11.The amount of interest accrued and payable on the 2029 Floating Rate Notes for each interest period will be equal to the product of (i) the outstanding principal amount of the 2029 Floating Rate Notes multiplied by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360.
12.“Compounded SOFR” means, with respect to any interest period, the rate computed in accordance with the following formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):

where:
“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant interest period;
“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date relating to such interest period (or in the final interest period, preceding the maturity date); and
“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).
For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:
(1)the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:
(2)if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:
(i)if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or
(ii)if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.
“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.
“Observation Period” means, in respect of each interest period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant interest period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such interest period (or in the final interest period, preceding the maturity date); provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the 2029 Floating Rate Notes to, but excluding, the two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date.
“Secured Overnight Financing Rate” or “SOFR” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.
“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Notwithstanding anything contained herein, the Indenture, the 2029 Floating Rate Notes or in any other documentation relating to the 2029 Floating Rate Notes, if the Company or its designee determine on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “Effect of a Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the 2029 Floating Rate Notes. For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the 2029 Floating Rate Notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin (not to be less than zero).
13.If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be
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removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.
14.If the Company or its designees determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the 2029 Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.
In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.
Any determination, decision or election that may be made by the Company or its designee pursuant to this Section 14, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
(1)will be conclusive and binding absent manifest error;
(2)if made by the Company, will be made in its sole discretion;
(3)if made by the Company’s designee, will be made after consultation with the Company, and such designee will not make any such determination, decision or election to which the Company objects; and
(4)notwithstanding anything to the contrary herein, the 2029 Floating Rate Notes or in the other documentation relating to the 2029 Floating Rate Notes, including the Indenture, shall become effective without consent from the Holders of the 2029 Floating Rate Notes or any other party.
As used herein, the following terms have the meanings assigned to them:
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if the Company or its designee determines on or prior to the Reference Time that a
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Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:
(1)the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;
(2)the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
(3)the sum of (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:
(1)the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or
(3)the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable
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Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.
The Benchmark Replacement Adjustment shall not include the margin specified herein, and such margin shall be applied to the Benchmark Replacement to determine the interest payable on the 2029 Floating Rate Notes.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other technical, administrative or operational matters) that the Company or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company or its determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determines is reasonably practicable).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.
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“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):
(1)a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
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“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the New York Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve Board and/or the New York Federal Reserve or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
None of the trustee, the paying agent or the calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index or any other Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. In connection with the foregoing, each of the trustee, the paying agent and the calculation agent shall be entitled to conclusively rely on any determinations made by the Company or its designee without independent investigation, and none will have any liability for actions taken at the Company’s direction in connection therewith.
None of the trustee, the paying agent or the calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Indenture of the 2029 Floating Rate Notes as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of the Indenture or the 2029 Floating Rate Notes and reasonably required for the performance of such duties. In connection with any determination made hereunder, none of the trustee, the paying agent or the calculation agent shall be responsible or liable for the Company’s actions or omissions or for those of its designee, or for any failure or delay in the performance by the Company or its designee, nor shall any of the trustee, the paying agent or the calculation agent be under any obligation to oversee or monitor the Company’s performance or that of its designee.
15.The 2029 Floating Rate Notes will not be redeemable prior to maturity, with the exception of the Special Mandatory Redemption described below.
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16.If (i) the consummation of the Cidara Acquisition does not occur on or before the later of (x) May 13, 2026 or (y) such later date to which the end date under the Merger Agreement as in effect on December 4, 2025 may be extended in accordance with the terms thereof (such later date, the “Special Mandatory Redemption End Date”), (ii) prior to the Special Mandatory Redemption End Date, the Merger Agreement is terminated or (iii) the Company otherwise notifies the Trustee that it will not pursue the consummation of the Cidara Acquisition (the earlier of the date of delivery of such notice described in clause (iii), the Special Mandatory Redemption End Date and the date the Merger Agreement is terminated, the “Special Mandatory Redemption Trigger Date”), the Company shall redeem the 2029 Floating Rate Notes then outstanding (such redemption, the “Special Mandatory Redemption”), at a special mandatory redemption price equal to 101% of the principal amount of the 2029 Floating Rate Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).
In the event that the Company becomes obligated to redeem the 2029 Floating Rate Notes pursuant to the Special Mandatory Redemption, the Company shall promptly, and in any event not more than five Business Days after the occurrence of the Special Mandatory Redemption Trigger Date, deliver notice to the Trustee of the Special Mandatory Redemption and the date upon which the 2029 Floating Rate Notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no earlier than the third Business Day and no later than 30 days following the date of such notice) together with a notice of Special Mandatory Redemption for the Trustee to deliver to each Holder of 2029 Floating Rate Notes to be redeemed. The Trustee shall then promptly mail, or deliver electronically if the 2029 Floating Rate Notes are held by any depositary (including, without limitation, DTC) in accordance with such depositary’s customary procedures, such notice of Special Mandatory Redemption to each Holder of 2029 Floating Rate Notes to be redeemed at its registered address.
Unless the Company defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the 2029 Floating Rate Notes to be redeemed.
Upon consummation of the Cidara Acquisition, the foregoing provisions regarding Special Mandatory Redemption shall cease to apply.
Notwithstanding the foregoing, installments of interest on the 2029 Floating Rate Notes that are due and payable on Floating Rate Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date shall be payable on such Floating Rate Interest Payment Dates to Holders as of the close of business on the relevant Regular Record Dates in accordance with the 2029 Floating Rate Notes and the Indenture.
“Merger Agreement” means the Agreement and Plan of Merger, dated as of November 13, 2025, by and among Cidara Therapeutics, Inc., Merck Sharp & Dohme LLC and Caymus Purchaser, Inc.
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“Cidara Acquisition” means the acquisition of Cidara Therapeutics, Inc. in accordance with the terms of the Merger Agreement.
17.Payment of the principal and interest on the 2029 Floating Rate Notes will be made at the office or agency of the Company maintained for that purpose in New York, New York (initially, the Corporate Trust Office of the Trustee), provided that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
18.The provisions on defeasance and covenant defeasance in Article Thirteen of the Indenture shall apply to the 2029 Floating Rate Notes.
19.The 2029 Floating Rate Notes shall be issued in the form of one or more Book-Entry Securities and the Depository for such Book-Entry Securities shall be The Depository Trust Company, Clearstream Banking societé anonyme and Euroclear Bank SA/NV.
20.The form of the 2029 Floating Rate Notes attached hereto as Annex A is hereby approved.
Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.
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IN WITNESS WHEREOF, we have hereunto signed our names this fourth day of December, 2025.

/s/ Melissa Leonard
Name:	Melissa Leonard
Title:	Senior Vice President and Treasurer

/s/ Kelly E. W. Grez
Name:	Kelly E. W. Grez
Title:	Corporate Secretary
[Section 301 Officers’ Certificate – 2029 Floating Rate Notes]

Annex A
[FORM OF GLOBAL NOTES]

REGISTERED No. R-1 CUSIP NO. 58933Y BV6	REGISTERED PRINCIPAL AMOUNT: $[•][1]
MERCK & CO., INC.
FLOATING RATE NOTES DUE 2029
This Security is a Book-Entry Security within the meaning of the Indenture referred to on the reverse hereof and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture and this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.
Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
1 On December 4, 2025, the 2029 Floating Rate Notes will be issued in the form of one Book-Entry Security in the principal amount of $500,000,000.

Merck & Co., Inc., a New Jersey corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum of [•] Dollars ($[•]) on March 15, 2029, and to pay interest thereon from and including December 4, 2025 or from the most recent Floating Rate Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 15, June 15, September 15 and December 15 in each year and at Maturity, commencing on March 15, 2026, at a floating rate until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the interest rate specified above on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Floating Rate Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day (whether or not a Business Day in New York City) immediately preceding such Floating Rate Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities of this series on behalf of the Company and having an office or agency (the “Paying Agent Office”) in The City of New York, where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Company has initially appointed U.S. Bank Trust National Association as such Paying Agent, with the Paying Agent Office currently at 100 Wall Street, New York, New York 10005. The Company will give prompt written notice to the Trustee of any change in such appointment.
Payment of the principal of (and premium, if any) and interest on this Security will be made in immediately available funds upon surrender of such Security at the Corporate Trust Office of U.S. Bank Trust National Association, in the Borough of Manhattan, The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest on any Security of this series (other than at the Maturity of such Security) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated in writing no later than the relevant Regular Record Date to the Paying Agent by such Person.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated: December 4, 2025

MERCK & CO., INC.
By:
Name:
Title:

Attest:

By:

Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION, As Trustee

By:
Authorized Officer

[REVERSE OF SECURITY]
MERCK & CO., INC.
FLOATING RATE NOTES DUE 2029
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 6, 2010, as amended and supplemented (herein called the “Indenture”), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
The terms of the Securities include those stated in the Indenture and in the Officers’ Certificate dated December 4, 2025 (the “Officers’ Certificate”). This Security is subject to the terms in the Indenture and the Officers’ Certificate, and Holders are referred to the Indenture and the Officers’ Certificate for a statement of such terms. All terms used but not defined in this Security which are defined in the Indenture or in the Officers’ Certificate shall have the meanings assigned to them in the Indenture or Officers’ Certificate, as applicable.
This Security is one of the series designated on the face hereof. The aggregate principal amount of such series is $500,000,000 provided that the Company may increase such aggregate principal amount at any time.
The Company shall have the right from time to time, without the consent of the Holders of the Securities, to create and issue additional notes with the same terms and conditions as the Securities except for the issue date, issue price and the first payment of interest thereon (“Additional Notes”), provided that if the Additional Notes are not fungible with the previously outstanding Securities for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP. Additional Notes will be consolidated with and will form a single series with the previously outstanding Securities. Any election by the Company to so increase such aggregate principal amount shall be evidenced by a certificate of an Authorized Officer or Authorized Officers. No Additional Notes may be issued if an Event of Default has occurred or is continuing with respect to the Securities.
Payments of interest hereon with respect to any Floating Rate Interest Payment Date will include interest accrued to but excluding such Floating Rate Interest Payment Date.
This Security is not subject to any sinking fund.
This Security shall bear interest at a floating rate, reset quarterly on each Floating Rate Interest Payment Date, equal to Compounded SOFR, plus 0.570%. In no event will the interest on the Securities be less than zero. Interest on the Securities will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning March 15, 2026, and at maturity (each a “Floating Rate Interest Payment Date”). An interest period means the period from and including a Floating Rate Interest Payment Date (or, in the case of the initial interest period, from and including December 4, 2025) to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that the final interest period for the Securities will be the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity date of the Securities to, but excluding, the maturity date. The initial interest period is December 4, 2025 through March 15, 2026. The interest rate for the initial interest period will be Compounded SOFR determined on March 12, 2026, plus 0.570%. Thereafter, the interest rate for any interest period will be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day (as defined below) preceding such Floating Rate Interest Payment Date (the “Interest Determination Date”), plus a margin of 0.570%.
All payments of interest on the Securities due on any Floating Rate Interest Payment Date will be made to the persons in whose names the Securities are registered at the close of business on the 15th calendar day immediately preceding the Floating Rate Interest Payment Date (whether or not a business day) (each a “Regular Record Date”). However, interest that the Company pays on the maturity date will be payable to the person to whom the principal will be payable. Interest on the Securities will be calculated on the basis of a 360-day year and the actual number of days in the Observation Period.
Interest on the Securities will accrue from and including the most recent Floating Rate Interest Payment Date or, if there has not yet been a Floating Rate Interest Payment Date, from the settlement date of the floating rate notes. If a Floating Rate Interest Payment Date, other than the maturity date, falls on a day that is not a business day, the interest payment will be postponed to the next day that is a business day, except that if that business day is in the next succeeding calendar month, the Floating Rate Interest Payment Date will be the immediately preceding business day. If the maturity date of the Security falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the maturity date.
U.S. Bank Trust National Association, or its successor appointed by the Company, will act as calculation agent. The Company may change the calculation agent with respect to the Securities at any time without notice to the Holders of the Securities. The interest rate and amount of interest to be paid on the Securities for each interest period will be determined by the calculation agent. All determinations made by the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holders of the Securities.
The amount of interest accrued and payable on the Securities for each interest period will be equal to the product of (i) the outstanding principal amount of the Securities multiplied by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360.
As used herein the following terms have the meanings assigned to them
“Compounded SOFR” means, with respect to any interest period, the rate computed in accordance with the following formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):
where:
“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant interest period;
“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date relating to such interest period (or in the final interest period, preceding the maturity date); and
“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).
For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:
(1)the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:
(2)if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:
(iii)if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

(iv)if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.
“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).
“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.
“Observation Period” means, in respect of each interest period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant interest period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such interest period (or in the final interest period, preceding the maturity date); provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the floating rate notes to, but excluding, the two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date.
“Secured Overnight Financing Rate” or “SOFR” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.
“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Notwithstanding anything contained herein, in the Indenture or in any other documentation relating to the Securities, if the Company or its designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “Effect of a Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the floating rate notes. For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the floating rate notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin (not to be less than zero).
SOFR Index Unavailable
If a SOFR IndexStart or SOFR IndexEnd is not published on the associated interest determination date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate,

“Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.
Effect of a Benchmark Transition Event
If the Company or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of all determinations on such date and for all determinations on all subsequent dates.
In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.
Any determination, decision or election that may be made by the Company or its designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
(1)will be conclusive and binding absent manifest error;
(2)if made by the Company, will be made in its sole discretion;
(3)if made by the Company’s designee, will be made after consultation with the Company, and such designee will not make any such determination, decision or election to which the Company objects; and
(4)notwithstanding anything to the contrary herein, in the Indenture or in the other documentation relating to this Security, shall become effective without consent from the Holders of this Security or any other party.
As used herein, the following terms have the meanings assigned to them:
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if the Company or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:
(1)the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;
(2)the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
(3)the sum of (a) the alternate rate of interest that has been selected by the Company or its as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:
(1)the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or
(3)the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.
The Benchmark Replacement Adjustment shall not include the margin specified herein, and such margin shall be applied to the Benchmark Replacement to determine the interest payable on the floating rate notes.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other technical, administrative or operational matters) that the Company or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determines is reasonably practicable).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):
(1)a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the New York Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve Board and/or the New York Federal Reserve or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
None of the trustee, the paying agent or the calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index or any other Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. In connection with the foregoing, each of the trustee, the paying agent and the calculation agent shall be entitled to conclusively rely on any determinations made by the Company or its designee without independent investigation, and none will have any liability for actions taken at the Company’s direction in connection therewith.
None of the trustee, the paying agent or the calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Indenture or the Securities as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of the Indenture or the Securities and reasonably required for the performance of such duties. In connection with any determination made hereunder, none of the trustee, the paying agent or the calculation agent shall be responsible or liable for the Company’s actions or omissions or for those of its designee, or for any failure or delay in the performance by the Company or its designee, nor shall any of the trustee, the paying agent or the calculation agent be under any obligation to oversee or monitor the Company’s performance or that of its designee.
The Securities will not be redeemable prior to the Stated Maturity, with the exception of the Special Mandatory Redemption described below.
If (i) the consummation of the Cidara Acquisition does not occur on or before the later of (x) May 13, 2026 or (y) such later date to which the end date under the Merger Agreement as in effect on December 4, 2025 may be extended in accordance with the terms thereof (such later date, the “Special Mandatory Redemption End Date”), (ii) prior to the Special Mandatory Redemption End Date, the Merger Agreement is terminated or (iii) the Company otherwise notifies the Trustee that it will not pursue the consummation of the Cidara Acquisition (the earlier of the date of delivery of such notice described in clause (iii), the Special Mandatory Redemption End Date and the date the Merger Agreement is terminated, the “Special Mandatory Redemption Trigger Date”), the Company shall redeem the Securities then outstanding (such redemption, the “Special Mandatory Redemption”), at a special mandatory redemption price equal to 101% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).
In the event that the Company becomes obligated to redeem the Securities pursuant to the Special Mandatory Redemption, the Company shall promptly, and in any event not more than five Business Days after the occurrence of the Special Mandatory Redemption Trigger Date, deliver notice to the Trustee of the Special Mandatory Redemption and the date upon which the Securities will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no earlier than the third Business Day and no later than 30 days following the date of such notice) together with a notice of Special Mandatory Redemption for the Trustee to deliver to each Holder of Securities to be redeemed. The Trustee shall then promptly mail, or deliver electronically if the Securities are held by any depositary (including, without limitation,

DTC) in accordance with such depositary’s customary procedures, such notice of Special Mandatory Redemption to each Holder of Securities to be redeemed at its registered address.
Unless the Company defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Securities to be redeemed.
Upon consummation of the Cidara Acquisition, the foregoing provisions regarding Special Mandatory Redemption shall cease to apply.
Notwithstanding the foregoing, installments of interest on the Securities that are due and payable on Floating Rate Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date shall be payable on such Floating Rate Interest Payment Dates to Holders as of the close of business on the relevant Regular Record Dates in accordance with this Security and the Indenture.
“Merger Agreement” means the Agreement and Plan of Merger, dated as of November 13, 2025, by and among Cidara Therapeutics, Inc., Merck Sharp & Dohme LLC and Caymus Purchaser, Inc.
“Cidara Acquisition” means the acquisition of Cidara Therapeutics, Inc. in accordance with the terms of the Merger Agreement.
If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange thereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, Including Postal Zip Code, of Assignee)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints

to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated: __________________
Signature Guaranteed

NOTICE: Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.